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                                                                      EXHIBIT 12

              NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

      STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                  (in millions)





                                                            Year Ended December 31,
                                     ----------------------------------------------------------------------
                                         1999          1998          1997           1996          1995
                                     ------------------------------------------ ------------- -------------
Earnings:
  Income from continuing
    operations before federal
    income tax expense               $    572.8    $    505.5    $    407.0     $    328.1    $    281.2
Fixed charges                           1,143.6       1,104.1       1,042.7          982.3         950.3
                                     -----------  ------------  --------------- ------------- -------------
                                     $  1,716.4    $  1,609.6    $  1,449.7     $  1,310.4    $  1,231.5
                                     ===========  ============  =============== ============= =============

Fixed charges:
  Interest credited to policyholder
    account balances                 $  1,096.4    $  1,069.0    $  1,016.6     $    982.3    $    950.3
  Interest expense on debt and
    capital and preferred securities
    of subsidiary trusts                   47.2          35.1          26.1            -             -
                                     -----------  ------------  --------------- ------------- -------------
                                     $  1,143.6    $  1,104.1    $  1,042.7     $    982.3    $    950.3
                                     ===========  ============  =============== ============= =============

Ratio of earnings to fixed charges          1.5x          1.5x          1.4x           1.3x          1.3x
                                     ===========  ============  =============== ============= =============

Ratio of earnings to fixed charges,
  excluding interest credited to
  policyholder account balances            13.1x         15.4x         16.6x         N/A           N/A
                                     ===========  ============  =============== ============= =============